UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APOLLO INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-2439556
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Senior Notes due 2042	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-170519

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 6.625% senior notes due October 15, 2042 (the “Notes”) of Apollo Investment Corporation, a Maryland corporation (the “Company”).

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of our Debt Securities” in the Company’s Prospectus dated September 14, 2012 included in the Registration Statement on Form N-2 (File No. 333-170519) (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Company’s Prospectus Supplement dated October 1, 2012 as filed with the Commission on October 2, 2012 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.

4.1	Indenture, dated as of October 9, 2012, between the Company and U.S. Bank National Association, as trustee(1)

4.2	First Supplemental Indenture, dated as of October 9, 2012, relating to the 6.625% Senior Notes due 2042, between the Company and U.S. Bank National Association, as trustee(2)

4.3	Form of 6.625% Senior Notes due 2042(3)

(1)	Incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.
(2)	Incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.
(3)	Incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO INVESTMENT CORPORATION (Registrant)

Dated: October 25, 2012	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President and Secretary

Exhibit Index

Exhibit No.

4.1	Indenture, dated as of October 9, 2012, between the Company and U.S. Bank National Association, as trustee(1)

4.2	First Supplemental Indenture, dated as of October 9, 2012, relating to the 6.625% Senior Notes due 2042, between the Company and U.S. Bank National Association, as trustee(2)

4.3	Form of 6.625% Senior Notes due 2042(3)

(1)	Incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.
(2)	Incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.
(3)	Incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 814-00646) filed on October 9, 2012.

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